Exhibit 99.1

FYCOMPA® PRODUCT LINE OF EISAI CO., LTD. AND SUBSIDIARIES

Abbreviated Financial Statements

INDEPENDENT AUDITOR’S REPORT

To the shareholders and the Board of Directors of Catalyst, Pharmaceuticals, Inc. and the Board of Directors and stockholders of Eisai Corporation of North America

Opinion

We have audited the abbreviated financial statements of FYCOMPA®PRODUCT LINE OF EISAI CO., LTD. AND SUBSIDIARIES (the “Fycompa Business”), which comprise the Statements of Assets Acquired and Liabilities Assumed as of March 31, 2022 and December 31, 2022, and the related Statements of Revenues and Direct Expenses for the year ended March 31, 2022 and the nine months ended December 31, 2022, and the related notes to the abbreviated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the assets acquired and liabilities assumed of the Fycompa Business as of March 31, 2022 and December 31, 2022, and its revenues and direct expenses for the year ended March 31, 2022 and the nine months ended December 31, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fycompa Business and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

As discussed in Note 1 to the financial statements, the financial statements have been prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Fycompa Business’ financial position or results of operations. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fycompa Business’ internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche, LLP

Morristown, New Jersey

April 10, 2023

FYCOMPA® PRODUCT LINE OF EISAI CO., LTD. AND SUBSIDIARIES

Statement of Assets Acquired and Liabilities Assumed

(Dollars in thousands)

	December 31, 2022	March 31, 2022
Assets acquired
Current assets:
Inventories	$3,487	$6,546
Prepaid expenses and other current assets	1,773	1,108

Total current assets	5,260	7,654

Property, plant and equipment, net	444	501

Total assets acquired	$5,704	$8,155

Liabilities assumed
Current liabilities:
Accrued expenses	$194	$113

Total current liabilities	194	113

Total liabilities assumed	$194	$113

See accompanying Notes to Abbreviated Financial Statements

FYCOMPA® PRODUCT LINE OF EISAI CO., LTD. AND SUBSIDIARIES

Statement of Revenues and Direct Expenses

(Dollars in thousands)

	Nine Months Ended December 31, 2022	Year Ended March 31, 2022
Revenues:
Net product sales	$101,833	$124,661

Total revenues	101,833	124,661

Direct expenses:
Cost of products sold	5,617	16,350
Promotion and selling expenses	44,286	55,960
Research and development expenses	7,967	11,656

Total direct expenses	57,870	83,966

Revenues less direct expenses	$43,963	$40,695

See accompanying Notes to Abbreviated Financial Statements

FYCOMPA® PRODUCT LINE OF EISAI CO., LTD. AND SUBSIDIARIES

Notes to Abbreviated Financial Statements (Amounts in thousands, unless otherwise indicated)

Note 1. Overview

Nature of Business

Eisai Co., Ltd. and its subsidiaries (collectively referred to as “ECL”, “Parent”, or the “Company”) is a Japanese pharmaceutical company. ECL is a research-based company that develops and manufactures pharmaceutical products, with a focus on Neurology, Oncology and Global Health.

On December 17, 2022, the Company entered into an Asset Purchase Agreement (“APA” or the “Agreement”) with Catalyst Pharmaceuticals, Inc. (“Catalyst”, or the “Buyer”) whereby the Buyer agreed to purchase the commercial rights for Fycompa (as defined below) in the United States (the “Product Line” or “Fycompa Business”) and sold in the United States by Eisai, Inc., (“ESI”), a U.S. based wholly owned subsidiary of ECL. The deal closed on January 24, 2023 (“Closing Date”).

FYCOMPA® is an anti-epileptic drug under the generic name perampanel and was an internally developed product by the Company (“Fycompa”). Fycompa was approved by the U.S. Food and Drug Administration (“FDA”) in 2012 for the treatment of partial-onset seizures with or without secondarily generalized seizures in people with epilepsy. Fycompa has been prescribed to more than 400,000 patients worldwide.

Catalyst is a commercial-stage biopharmaceutical company focused on in-licensing, developing, and commercializing novel medicines for patients living with rare diseases.

Concurrent with the acquisition, the parties entered into two related agreements: (i) a short-term Transition Services Agreement (the “TSA”) and (ii) a long-term Supply Agreement for the commercial support and manufacturing of Fycompa in the US. Under the TSA, ESI will provide commercial services to the Buyer for a transition period following the Closing Date. Further, under the Supply Agreement, ECL will manufacture Fycompa for the Buyer for a period of several years (or such longer period as is set forth in the Supply Agreement) following the Closing Date. The service fees for the TSA will be charged based on the actual number of FTEs performing services. Under the Supply Agreement, charges will be based on agreed upon supply prices.

Basis of Presentation

The accompanying Abbreviated Financial Statements (the “Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and have been prepared for the purpose of assisting the Buyer in complying with the rules and regulations of Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”) and application of SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosure About Acquired and Disposed Businesses and are not intended to be a complete presentation of the assets, liabilities, equity, revenues, expenses, and cash flows associated with the Fycompa Business. The total assets and total revenues of the Fycompa Business constitute less than 20% of the Company’s total assets and total revenues for the year ended March 31, 2022. Historically, complete financial statements have never been prepared for the Product Line as the Company did not maintain the Product Line as a stand-alone business, division or subsidiary for the periods presented, and, therefore, it is impractical to prepare stand-alone or full carve-out financial statements for the Product Line. The Financial Statements have been derived from the operating activities attributed to the Product Line from ESI’s books and records. The Statement of Revenues and Direct Expenses do not purport to reflect all the costs, expenses, and cash flows that would have been associated had the Product Line been operated as a stand-alone, separate entity. In addition, the Statement of Revenues and Direct Expenses may not be indicative of the operating results going forward given the omission of certain corporate overhead described in the notes to the Financial Statements and changes to the Product Line that may be made by the Buyer.

The financing needs of the Product Line were supported by the Parent and cash generated by the Product Line was transferred to the Parent. As the Product Line has historically been managed as part of the operations of Eisai and has not operated as a stand-alone entity, it is impractical to prepare historical cash flow information regarding the operating, investing, and financing cash flows of the Product Line. As such, information on cash flows is not presented herein.

Allocation of Certain Costs and Expenses

These Financial Statements include revenues generated by Fycompa Business less expenses directly attributable to the Product Line and certain allocations of direct expenses incurred by the Company related to the Product Line. Direct expenses attributed to the Product Line include Cost of products sold, Promotion and selling expenses, and Research and development expenses. Cost centers are either unique to a specific product or shared between multiple products. Shared promotion and selling expenses and Research and development expenses were attributed to the Product Line utilizing specific allocation drivers. Where appropriate, these expenses were allocated based on a percentage of sales, percentage of direct expenses attributed or other drivers. These allocations are based on reasonable and rational methods that management believes reflect the costs incurred by the Product Line and may differ from the results that would have been achieved had the Product Line operated as a standalone entity. Certain expenses, such as corporate and administrative, are not tracked or monitored in a manner that would enable the development of a complete set of financial statements. Such costs include allocations of the Company’s corporate overhead not directly related to the operations of the Product Line, as well as allocations of service fee income, interest expense, other income/expense, gains and losses and income tax expense have been excluded from these Financial Statements. Only costs directly related to the revenue-generating activities of the Product Line are included in the Statement of Revenues and Direct Expenses as permitted by Rule 3-05 of Regulation S-X.

The statement of assets acquired, and liabilities assumed includes only the assets acquired by the Buyer pursuant to the Agreement, which includes finished goods inventory, inventory samples and certain prepaid expenses. Certain assets and liabilities related to the Product Line will not be sold per the terms of the Agreement and are therefore not included in the statement of assets acquired and liabilities assumed.

Use of Management’s Estimates

The preparation of the Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, as of the date of the Financial Statements. In addition, estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates include Medicaid, Medicare and other governmental discounts, managed care rebates, chargebacks and product returns.

Note 2. Summary of Significant Accounting Policies

Inventory – Inventories consist of Fycompa finished products (including sample products) which are stated at the lower of cost or net realizable value determined under the first-in, first-out method, net of any reserves. Effective April 1, 2022, ECL changed pricing associated with inventory that ESI sources from the Parent and/or affiliates of the Parent; the effect of this change was a reduction in the value of on-hand finished goods inventory of approximately $2,809. The impact to ESI is lower cost of goods sold and higher gross margin on product sales.

Prepaid Expenses and other current assets – Prepaid expenses and other current assets include the prepaid portion of the FDA’s Prescription Drug User Fee Act (“PDUFA”) Fees for the Fycompa Product Line. PDUFA fees are paid annually and amortized on a straight-line basis over the corresponding period.

Property, Plant and Equipment, net – Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

Impairment of Long-Lived Assets – Current facts or circumstances are periodically evaluated to determine if the carrying value of long-lived assets may not be recoverable. If such circumstances exist, an estimate of undiscounted future cash flows generated by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists at its lowest level of identifiable cash flows.

If an asset is determined to be impaired, the loss is measured based on the difference between the asset’s fair value and its carrying value. An estimate of the asset’s fair value is based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including quantifying the discounted value of estimated future cash flows. Assets classified as held for sale are reported at the lower of their carrying value or their fair value, less cost to sell.

Advertising Costs – Advertising costs are expensed when incurred and are included in Promotion and selling expenses in the Statement of Revenues and Direct Expenses. Advertising costs consist of direct-to-consumer advertising and were $5,958 and $10,413 for the nine months ended December 31, 2022 and the year ended March 31, 2022, respectively.

Research and Development Costs – Research and development costs include all internal and external costs related to employee costs and services contracted by the Product Line and are expensed as incurred. The Product Line also accrues for clinical study expenses which are presented as Accrued expenses in the Financial Statements.

Revenue Recognition – Revenue is recognized using a five-step model: (1) identify the customer contract; (2) identify the contract’s performance obligation; (3) determine the transaction price; (4) allocate the transaction price to the performance obligation; and (5) recognize revenue when or as a performance obligation is satisfied. Revenue is also reduced for variable consideration (“Gross-to-Net” or “GTN adjustments”). GTN adjustments involve significant estimates and judgment after considering legal interpretations of applicable laws and regulations, historical experience, payer channel mix (e.g., Medicare or Medicaid), current contract prices under applicable programs, unbilled claims and processing time lags and inventory levels in the distribution channel. Estimates are assessed each period and adjusted as required to revise information or actual experience. Revenue is presented as Net product sales in the Financial Statements.

Net Product Sales – The Fycompa Business’ performance obligation is the supply of finished pharmaceutical products to its customers. The Fycompa Business’ customers consist primarily of major wholesalers, specialty pharmaceutical distributors, managed care organizations and government agencies. The Fycompa Business’ customer contracts generally consist of both a master agreement, which is signed by the Fycompa Business and its customer, and a customer submitted purchase order, which is governed by the terms and conditions of the master agreement. Customers purchase product by direct channel sales from the Fycompa Business or by indirect channel sales through various distribution channels. Revenue is recognized when the Fycompa Business transfers control of its products to the customer, which typically occurs at a point-in-time, upon delivery. Substantially all the Fycompa Business’ net product revenues relate to products which are transferred to the customer at a point-in-time.

Variable Consideration – The Fycompa Business includes an estimate of GTN adjustments, using the expected value method, in its transaction price at the time of sale, when control of the product transfers to the customer. GTN adjustments involve significant estimates and judgments from information obtained from internal and external sources and include expected chargebacks, discounts, rebates and fees, sales returns and other allowances.

Chargebacks and cash discounts — The Fycompa Business participates in programs with government entities and other parties, including covered entities under the 340B Drug Pricing Program, whereby pricing on products is extended below wholesaler list price to participating entities. These entities purchase products through wholesalers at the lower program price and the wholesalers then charge the Fycompa Business the difference between their acquisition cost and the lower program price. Cash discounts are offered as an incentive for prompt payment.

Medicaid and Medicare rebates — The Fycompa Business participates in state government Medicaid programs and other qualifying federal and state government programs requiring discounts and rebates to participating state and local government entities. Medicaid rebates have also been extended to drugs used in managed Medicaid plans. Rebates and discounts are offered to managed healthcare organizations in the U.S. that administer prescription drug programs and Medicare Advantage prescription drug plans covering the Medicare Part D drug benefit. The Fycompa Business also participates in rebates for branded prescription drug sales to Medicare Part D customers in the Medicare “coverage gap,” also known as the “donut hole,” based on the historical experience of beneficiary prescriptions and consideration of the utilization that is expected to result from the discount in the coverage gap. The Fycompa Business evaluates this estimate regularly to ensure that historical trends and future expectations are current.

Other rebates, returns, and sales allowances — Other GTN sales adjustments include sales returns, payor assistance programs and administrative service fees. The Company permits the return of product under certain circumstances, mainly upon product expiration, instances of shipping errors or where product is damaged in transit and occurrences of product recalls. The Fycompa Business’ product returns accrual is primarily based on estimates of future product returns based generally on actual net sales, estimates of the level of inventory of its products in the distribution channel that remain subject to returns, estimated lag time of returns and historical return rates. The estimate of the level of products in the distribution channel is based primarily on data provided by key customers. Estimated returns for new products are determined after considering historical sales return experience of similar products, such as those within the same product line, similar therapeutic area and/or similar distribution model and estimated levels of inventory in the distribution channel and projected demand.

The Fycompa Business offers prescription copay savings programs designed to help eligible patients by reducing out of pocket expenses for their medications. The Fycompa Business administers these programs through third parties that provide data the Fycompa Business uses to reimburse providers and estimate its liability for unfunded reimbursement.

The Fycompa Business pays administrative and service fees to its customers based on a fixed percentage of the acquisition price. These fees are not in exchange for a distinct good or service and therefore are recognized as a reduction of the transaction price.

Note 3. Inventories

Inventories at December 31, 2022 and March 31, 2022 consisted of the following:

	December 31, 2022	March 31, 2022
Finished goods	$3,345	$6,407
Finished goods—samples	142	139

Total Inventories	$3,487	$6,546

Note 4. Property, Plant and Equipment, net

Property, plant and equipment, net at December 31, 2022 and March 31, 2022 consisted of the following:

	December 31, 2022	March 31, 2022
Computer software	$692	$615
Less: accumulated depreciation	(248)	(114)

Total Property, Plant and Equipment, net	$444	$501

Depreciation is computed using the straight-line method over the estimated useful life of three (3) years for computer software. Depreciation expense was $134 and $11 for the nine months ended December 31, 2022 and the year ended March 31, 2022, respectively and are recorded within the Promotion and selling expenses.

Note 5. Revenue

The Company did not have any deferred revenue for remaining performance obligations directly related to the Product Line for the nine months ended December 31, 2022 and the year ended March 31, 2022.

Net Product Sales

Revenue is presented as Net product sales in the Financial Statements. The reconciliation of gross product sales to net product sales by each significant category of gross-to-net adjustments was as follows:

	Nine Months Ended December 31, 2022	Year Ended March 31, 2022
Gross Product Sales	$177,976	$217,250

Gross-to-Net Adjustments:
Government Rebates	(55,931)	(69,887)
Chargebacks and Distributor Service Fees	(11,551)	(12,193)
Sales Discounts	(3,560)	(4,347)
Sales Returns and Allowances	(5,101)	(6,162)

Total Gross-to-Net Adjustments:	(76,143)	(92,589)

Net Product Sales	$101,833	$124,661

Note 6. Subsequent Events

Subsequent events have been evaluated through April 10, 2023, the date these Financial Statements were issued. There are no subsequent events which have not been disclosed in these Financial Statements.